ARKANSAS BEST CORPORATION

                       Pro Forma Financial Information

                          ARKANSAS BEST CORPORATION
                       PRO FORMA FINANCIAL INFORMATION
                  (in thousands, except per share amounts)



On September 30, 1994, Arkansas Best Corporation (the "Company") consummated the purchase of all the stock of Clipper Exxpress Company and two affiliated transportation companies, Agricultural Express of America, Inc. and Agile Freight System, Inc. (collectively the "Clipper Group") pursuant to a stock purchase agreement entered into on August 18, 1994 (the "Clipper Acquisition").

On November 4, 1994, the Company issued 310,000 shares of its common stock in exchange for all the common stock of Traveller Enterprises ("Traveller") and Commercial Warehouse Company (collectively the "Traveller Group") pursuant to stock purchase agreements (the "Traveller Acquisition").

The following pro forma condensed consolidated statements of operations for the year ended December 31, 1993 and the six months ended June 30, 1994 and the pro forma condensed consolidated balance sheet as of June 30, 1994 are unaudited and have been prepared on a pro forma basis to give effect to the Clipper Acquisition and the Traveller Acquisition. The pro forma condensed consolidated statements of operations for the year ended December 31, 1993 and the six months ended June 30, 1994 give effect to the Clipper Acquisition and the Traveller Acquisition as if they had occurred on January 1, 1993.
The pro forma condensed consolidated balance sheet has been prepared to give effect to the Clipper Acquisition and the Traveller Acquisition as if they occurred on June 30, 1994.

The pro forma statements do not purport to represent what the Company's results of operations or financial condition for the indicated periods or date would actually have been had the Clipper Acquisition and the Traveller Acquisition occurred on the aforementioned dates, or to project the Company's results of operations for any future periods. The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1993


                                      Historical
                       ---------------------------------------
                        Arkansas Best   Clipper     Traveller
                         Corporation     Group        Group      Adjustments     Pro Forma
                        -------------  ---------   -----------   -----------     ----------

Operating revenues        $1,009,918   $ 121,301    $  18,408      $      -      $1,149,627
Operating expenses
 and costs                   958,549     117,795       17,996             -       1,094,340
                          ----------   ---------    ---------      --------      ----------
Operating income              51,369       3,506          412             -          55,287
Interest expense               7,248          53          184         3,117  [4]     10,602
Minority interest in
 subsidiary                    3,140           -            -             -           3,140
Other expenses                 3,705          31            9         1,641  [3]      5,586
                                                                        200  [2]
Other income                  (2,974)        (58)        (223)            -          (3,255)
                          ----------   ---------    ---------      --------      ----------
Income before income
 taxes and extra-
 ordinary item                40,250       3,480          442        (4,958)         39,214
Provision for income
 taxes                        19,278         136          160          (700) [5]     18,874
                          ----------   ---------    ---------      --------      ----------
Income before extra-
 ordinary item            $   20,972   $   3,344    $     282      $ (4,258)     $   20,340
                          ==========   =========    =========      ========      ==========
Income per common
 share before extra-
 ordinary item            $     0.89                                             $     0.84
                          ==========                                             ==========
Average common shares
 outstanding                  19,194                                    310  [6]     19,504
                          ==========                               ========      ==========

       See notes to pro forma condensed consolidated financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 1994


                                      Historical
                       ---------------------------------------
                        Arkansas Best   Clipper     Traveller
                         Corporation     Group        Group      Adjustments     Pro Forma
                        -------------  ---------   -----------   -----------    -----------

Operating revenues        $  475,741   $  64,595     $  8,701      $      -      $  549,037
Costs and expenses           464,694      60,692        8,491             -         533,877
                          ----------   ---------     --------      --------      ----------
Operating income              11,047       3,903          210             -          15,160
Interest expense               3,129          75          153         1,559  [4]      4,916
Minority interest in
 subsidiary                    1,407           -            -             -           1,407
Other expenses                 2,025          (6)           -           821  [3]      2,940
                                                                        100  [2]
Other income                  (1,696)        (77)        (113)            -          (1,886)
                          ----------   ---------     --------      --------      ----------
Income before income
 taxes                         6,182       3,911          170        (2,480)          7,783
Provision for income
 taxes                         4,015         122           71           430  [5]      4,638
                          ----------   ---------     --------      --------      ----------
Net income                $    2,167   $   3,789     $     99      $ (2,910)     $    3,145
                          ==========   =========     ========      ========      ==========
Income per common
 share                    $        -                                             $     0.05
                          ==========                                             ==========
Average common shares
 outstanding                  19,305                                    310  [6]     19,615
                          ==========                               ========      ==========

       See notes to pro forma condensed consolidated financial statements.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1994


                        Arkansas Best   Clipper     Traveller
                         Corporation     Group        Group      Adjustments     Pro Forma
                        -------------  ---------   -----------   -----------    -----------

Current Assets:
  Cash and cash
   equivalents            $   17,610    $  3,542     $    214      $      -      $   21,366
  Trade receivables          109,821      19,160        2,077             -         131,058
  Inventories                 28,318           -            -             -          28,318
  Prepaid expenses             9,487         328          198             -          10,013
                          ----------    --------     --------      --------      ----------
     Total current
      assets                 165,236      23,030        2,489             -         190,755

Property, plant and
 equipment, net              193,076       3,427        3,831             -         200,334
Goodwill, net                104,593           -            -        49,233  [1]    153,826
Other assets                  12,111       1,434            1         1,000  [2]     14,546
                          ----------    --------     --------      --------      ----------
     Total assets         $  475,016    $ 27,891     $  6,321      $ 50,233      $  559,461
                          ==========    ========     ========      ========      ==========


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1994
                        Arkansas Best   Clipper     Traveller
                         Corporation     Group        Group      Adjustments     Pro Forma
                        -------------  ---------   -----------   -----------     ----------

Current Liabilities:
  Accounts and bank
   drafts payable         $   48,810    $ 12,018     $  1,091      $      -      $   61,919
  Accrued expenses            83,600       1,456          110             -          85,166
  Federal and state
   income taxes                6,205           -           58             -           6,263
  Current portion of
   long-term debt             12,438         675        1,313        60,425  [1]     75,851
                                                                      1,000  [2]
  Deferred income
   taxes                       3,503           -            -             -           3,503
                          ----------    --------     --------      --------      ----------
     Total current
      liabilities            154,556      14,149        2,572        61,425         232,702

Long-term debt                57,024       1,200        2,580             -          60,804
Other liabilities              4,173       1,350            -             -           5,523
Deferred income taxes         24,798           -          152             -          24,950
Minority interest             32,842           -            -             -          32,842

Shareholders' Equity:
  Preferred stock                 15           -            -             -              15
  Common stock                   192           2           60            (2) [1]        195
                                                                        (57) [6]
  Additional paid-in
   capital                   206,661       1,921            -        (1,921) [1]    206,742
                                                                         81  [6]
  Retained earnings           10,126       9,691          933        (9,691) [1]     11,059
  Other                      (15,371)       (422)          24           422  [1]    (15,371)
                                                                        (24) [6]
                          ----------    --------     --------      --------      ----------
     Total share-
      holders' equity        201,623      11,192        1,017       (11,192)        202,640
                          ----------    --------     --------      --------      ----------
     Total liabilities
      and shareholders'
      equity              $  475,016    $ 27,891     $  6,321      $ 50,233      $  559,461
                          ==========    ========     ========      ========      ==========

       See notes to pro forma condensed consolidated financial statements.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



[1] Reflects the allocation of the estimated purchase price ($60.4 million) and related debt to fund the Clipper Acquisition. The purchase price will be subject to certain closing audit adjustments. The preliminary purchase price allocation is as follows:

          Current assets                     $  23,030
          Other assets                           4,861
          Goodwill                              49,233
          Current liabilities                  (14,149)
          Long-term liabilities                 (2,550)
                                             ---------
          Total purchase price               $  60,425
                                             =========

[2] Reflects payment, related debt, and amortization of noncompete agreement relating to the Clipper Acquisition; $1 million over the five year term of the agreement.

[3] Reflects amortization of goodwill recorded on the Clipper Acquisition; $49.2 million over 30 years.

[4] Reflects interest on funds borrowed to finance the Clipper Acquisition; $61 million at an assumed rate of 5.075%.

[5] Reflects adjustment of income tax expense at the marginal tax rate of 38.9% for the effect of the pro forma adjustments, and to provide for federal taxes on income of the Clipper Group and Commercial Warehouse Company which have not historically recorded federal income taxes as a result of their status as S corporations.

[6] Reflects issuance of 310,000 shares of the Company's common stock for all of the outstanding common stock of the Traveller Group. This transaction has been accounted for as a pooling of interests. Due to immateriality, the Company's historical financial statements will not be restated to include the accounts of the Traveller Group. Also, the acquisition of the Traveller Group was not a material transaction requiring separate financial statements to be filed as part of the Form 8-K filing. Traveller Enterprises' fiscal year end is March 31, therefore for purposes of the pro forma consolidated statements of operations for the year ended December 31, 1993 and the six months ended June 30, 1994, accounts of Traveller Enterprises have been combined using operating results for the year ended March 31, 1994 and the six months ended September 30, 1994, respectively.